Exhibit 10.21

FIRST AMENDMENT

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT (this "Amendment") is entered into as of October 28, 2002, among The Vail Corporation, a Colorado corporation doing business as "Vail Associates, Inc." ("Borrower"), the Lenders (defined below), and Bank of America, N.A., as Agent for itself and the other Lenders. Capitalized terms used but not defined herein shall have the meanings given such terms in the Credit Agreement (defined below).

RECITALS

A. Borrower, the Lenders named therein ("Lenders"), and Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of November 13, 2001 (as amended, restated or supplemented from time to time, the "Credit Agreement").

B. Borrower, Lenders and Agent have agreed to amend the Credit Agreement and the Loan Papers pursuant to the terms and conditions set out in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Credit Agreement is hereby amended as follows:

    Amendments to Credit Agreement. The Credit Agreement is, effective as of the date of this Amendment and subject to the conditions of effectiveness set out in Section 2, hereby amended as follows:

          The definition of "Applicable Margin" in Section 1.1 is hereby deleted and replaced in its entirety with the following:

          "Applicable Margin means, for any day, the margin of interest over the Base Rate or LIBOR, as the case may be, that is applicable when any interest rate is determined under this Agreement. The Applicable Margin is subject to adjustment (upwards or downwards, as appropriate) based on the ratio of Funded Debt to Adjusted EBITDA, as follows:

Level	Ratio of Funded Debt to Adjusted EBITDA	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
I	Less than 3.00 to 1.00	1.500%	0.000%
II	Greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00	1.750%	0.250%
III	Greater than or equal to 3.50 to 1.00, but less than 4.00 to 1.00	2.00%	0.500%
IV	Greater than or equal to 4.00 to 1.00, but less than 4.50 to 1.00	2.50%	0.750%
V	Greater than or equal to 4.50 to 1.00	3.00%	1.000%

          Prior to Agent's receipt of the Companies' consolidated unaudited Financial Statements for the Companies' fiscal quarter ended October 31, 2001, the ratio of Funded Debt to Adjusted EBITDA shall be fixed at Level III. Thereafter, the ratio of Funded Debt to Adjusted EBITDA shall be calculated on a consolidated basis for the Companies in accordance with GAAP for the most recently completed fiscal quarter of the Companies for which results are available. The ratio shall be determined from the Current Financials and any related Compliance Certificate and any change in the Applicable Margin resulting from a change in such ratio shall be effective as of the date of delivery of such compliance certificate. However, if Borrower fails to furnish to Agent the Current Financials and any related Compliance Certificate when required pursuant to Section 8.1, then the ratio shall be deemed to be at Level V until Borrower furnishes the required Current Financials and any related Compliance Certificate to Agent. Furthermore, if the Companies' audited Financial Statements subsequently delivered to Agent for any fiscal year pursuant to Section 8.1(a)(ii) result in a different ratio, such revised ratio (whether higher or lower) shall govern effective as of the date of such delivery. For purposes of determining such ratio, Adjusted EBITDA for any fiscal quarter shall include on a pro forma basis all EBITDA for such period relating to assets acquired in accordance with this Agreement (including Restricted Subsidiaries formed or organized) during such period, but shall exclude on a pro forma basis all EBITDA for such period relating to any such assets disposed of in accordance with this Agreement during such period.

          Section 10.1(a) - Funded Debt to Adjusted EBITDA is hereby deleted and replaced in its entirety with the following:

(a) As calculated as of the last day of each fiscal quarter of the Companies, the Companies shall not permit the ratio of (i) the unpaid principal amount of Funded Debt existing as of such last day to (ii) Adjusted EBITDA for the four fiscal quarters ending on such last day to exceed 4.50:1.00; provided that, as of the last day of the fiscal quarter ended October 31, 2002, the Companies shall not permit the ratio of (i) the unpaid principal amount of Funded Debt existing as of October 31, 2002 to (ii) Adjusted EBITDA for the four fiscal quarters ending on October 31, 2002 to exceed 5.00 to 1:00.

    Conditions. This Amendment shall not be effective until each of the following have been delivered to Agent: (a) this Amendment signed by Borrower, the other Restricted Companies and Required Lenders, (b) such other documents as Agent may reasonably request and (c) for the benefit of each Lender that executes and delivers this Amendment on or before 3:00 pm Central Time on October 28, 2002, payment of an Amendment fee equal to .05% of the such Lender's Committed Sum.

    Fees and Expenses. Borrower agrees to pay the reasonable fees and expenses of counsel to Agent for services rendered in connection with the preparation, negotiation and execution of this Amendment.

    Representations and Warranties. Each Restricted Company represents and warrants to Lenders that it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, which has been duly authorized and approved by all requisite corporate action on the part of each Restricted Company, for which no consent of any Person is required, and which will not violate their respective organizational documents, and agree to furnish Agent with evidence of such authorization and approval upon request. Each Restricted Company further represents and warrants to Lenders that (a) the representations and warranties in each Loan Paper to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that (i) such representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated by the Credit Agreement), (b) it is in full compliance with all covenants and agreements contained in each Loan Paper to which it is a party, and (c) no Default or Potential Default has occurred and is continuing.

    Miscellaneous. This Amendment is a Loan Paper and is subject to the applicable provisions of Section 14 of the Credit Agreement, each of which is incorporated into this Amendment by this reference. Except as affected by this Amendment, the Loan Papers are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement as hereby amended and any other Loan Paper, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended hereby to conform to the terms of the Credit Agreement. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. Each Restricted Company agrees that all Loan Papers to which it is a party remain in full force and effect and continue to evidence its legal, valid and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment). Each Restricted Company hereby releases Agent and Lenders from any liability for actions or failures to act in connection with the Loan Papers prior to the date hereof. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

    No Waiver of Defaults. This instrument does not constitute a waiver of, or a consent to any present or future violation of or default under, any provision of the Loan Papers, or a waiver of Lenders' right to insist upon future compliance with each term, covenant, condition and provision of the Loan Papers, and the Loan Papers shall continue to be binding upon, and inure to the benefit of, the Restricted Companies, Agent and Lenders and their respective successors and assigns.

    Form. Each agreement, document, instrument or other writing to be furnished Agent or Lenders under any provision of this instrument must be in form and substance satisfactory to Agent and its counsel.

    Multiple Counterparts. This instrument may be executed in more than one counterpart, each of which shall be deemed an original, and all of which constitute, collectively, one instrument; but, in making proof of this instrument, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for each Restricted Company, Agent and all Lenders to execute the same counterpart hereof so long as each Restricted Company, Agent and each Lender execute a counterpart hereof.

    Entirety. The Loan Papers Represent the Final Agreement Between Borrower, Agent and Lenders and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties. There Are No Unwritten Oral Agreements among the Parties.

[Signatures on Following Page.]

BORROWER:

THE VAIL CORPORATION

By: /s/ Martha Dugan Rehm

Name: Martha Dugan Rehm

Title: Senior Vice President

AGENT:

BANK OF AMERICA, N.A., as Agent

By: /s/ Brian D. Corum

Name: Brian D. Corum

Title: Managing Director

LENDER:

BANK OF AMERICA, N.A.

By: /s/ Brian D. Corum

Name: Brian D. Corum

Title: Managing Director

LENDER:

FLEET NATIONAL BANK

By: /s/ Thomas Engels

Name: Thomas Engels

Title: Senior Vice President

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Hassan A. Salem

Name: Hassan A. Salem

Title: Vice President

LENDER:

THE BANK OF NOVA SCOTIA

By: /s/ Alan Pendergast

Name: Alan Pendergast

Title: Managing Director

LENDER:

CREDIT LYONNAIS NEW YORK BRANCH

By: /s/ David Bowers

Name: David Bowers

Title: Vice President

LENDER:

COMPASS BANK, a Alabama State Chartered Bank

By: /s/ Malcom R. Evans

Name: Malcom R. Evans

Title: Vice President

LENDER:

DEUTSCHE BANK TRUST COMPANY

By: /s/ Alexander Bici

Name: Alexander Bici

Title: Vice President

LENDER:

CIBC INC.

By: /s/ Paul J. Chakmak

Name: Paul J. Chakmak

Title: Managing Director

LENDER:

HARRIS TRUST AND SAVINGS BANK

By: /s/ David C. Fisher

Name: David C. Fisher

Title: Vice President

LENDER:

WASHINGTON MUTUAL BANK

By:

Name:

Title:

LENDER:

WELLS FARGO BANK NATIONAL ASSOCIATION

By: /s/ Debbie A. Wright

Name: Debbie A. Wright

Title: Vice President

GUARANTORS' CONSENT AND AGREEMENT

As an inducement to Agent and Lenders to execute, and in consideration of Agent's and Lenders' execution of the foregoing, the undersigned hereby consent thereto and agree that the same shall in no way release, diminish, impair, reduce or otherwise adversely affect the respective obligations and liabilities of each of the undersigned under the Guaranty described in this Agreement, or any agreements, documents or instruments executed by any of the undersigned to create liens, security interests or charges to secure any of the indebtedness under the Loan Papers, all of which obligations and liabilities are, and shall continue to be, in full force and effect. This consent and agreement shall be binding upon the undersigned, and the respective successors and assigns of each, and shall inure to the benefit of Agent and Lenders, and respective successors and assigns of each.

Vail Resorts, Inc.

Beaver Creek Associates, Inc.

Beaver Creek Consultants, Inc.

Beaver Creek Food Services, Inc.

Breckenridge Resort Properties, Inc.

Complete Telecommunications, Inc.

GHTV, Inc.

Gillett Broadcasting, Inc.

Grand Teton Lodge Company

Jackson Hole Golf and Tennis Club, Inc.

JHL&S LLC

Keystone Conference Services, Inc.

Keystone Development Sales, Inc.

Keystone Food & Beverage Company

Keystone Resort Property Management Company

Larkspur Restaurant & Bar, LLC

Lodge Properties, Inc.

Lodge Realty, Inc.

Mountain Thunder, Inc.

Property Management Acquisition Corp., Inc.

Teton Hospitality LLC

Teton Hospitality Services, Inc.

The Village at Breckenridge Acquisition Corp., Inc.

Vail/Arrowhead, Inc.

Vail Associates Consultants, Inc.

Vail Associates Holdings, Ltd.

Vail Associates Investments, Inc.

Vail Associates Management Company

Vail Associates Real Estate, Inc.

Vail/Battle Mountain, Inc.

Vail/Beaver Creek Resort Properties, Inc.

Vail Food Services, Inc.

Vail Holdings, Inc.

Vail Resorts Development Company

Vail RR, Inc.

Vail Summit Resorts, Inc.

Vail Trademarks, Inc.

VAMHC, Inc.

VA Rancho Mirage I, Inc.

VA Rancho Mirage II, Inc.

VR Holdings, Inc.

By:

Name:

Senior Vice President or Vice President

of each of the above